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                                                                   Exhibit 10.25
                                                                   -------------

The following is a fair and accurate English translation of the original contract.

                              PURCHASE AGREEMENT
                              ------------------

                                    between

                              Portmann Trading SA
                            Hongkong Bank Building
                                    Panama
                                     BUYER

                                      and

                         UTG Communications Holding AG
                                 Baarerstr. 50
                                   6300 Zug
                                    SELLER

Since the beginning of 1997 UTG (Network) Ltd. has been active in providing telecommunication services in Great Britain.

The Buyer purchases from the Seller all UTG (Network) Ltd. shares for a total purchase price of SFr. 1,000.00 (one thousand francs).

The purchase price was paid in cash by the Seller upon signing of this agreement, which is herewith acknowledged.

The Buyer confirms that he received from the Seller all existing contracts, balance sheets and documents or has access to them. The Seller declares that there are no pending court proceedings and that there are no liabilities other than as stated on the balance sheet.

The Seller agrees to perform certain services for the Buyer on a mandate basis.

The transfer date is December 1, 1997 retroactively.

The Buyer agrees to change the name of the company no later than February 15, 1998 and to repay all outstanding loans of the Seller.


UTG Communications Holding AG               Portman Trading AG
going forward (UTG Telecom AG)


/s/ Ueli Ernst                              /s/ Werner Rusterholz
--------------------------------            ------------------------------------
U. Ernst                                    W. Rusterholz